EXHIBIT 10.7
                                 EMPLOYMENT AGREEMENT

               This Agreement is dated as of June 15, 1997, between Campo Electronics, Appliances and Computers, Inc. ("Company") and William E. Wulfers ("Wulfers").

               1. Employment. Wulfers will be the Company's President and Chief Executive Officer ("CEO"), beginning on the date hereof and continuing until August 31, 2000, unless sooner terminated as provided herein. He will be appointed a director of the Company, which will use its best efforts to cause him to be elected thereafter by its shareholders during his employment. He will also serve as a director and/or officer of any subsidiary. He will devote his entire time and attention during normal business hours to Company business, but he may serve as a member of the Board or the like of any other entity if doing so does not unreasonably interfere with his responsibilities.

               2. Insurance,  etc.    The  Company  will  during  Wulfers's
          employment maintain the same director and officer liability insurance for him as it has for its other officers and directors; and will use its reasonable best efforts to maintain the exculpation and indemnification provisions in its Articles and By-laws and, if the law permits more protection, to add it.

               3. Compensation. The Company will provide for Wulfers for all services by him, the salary, bonus, stock incentive and other benefits described in Appendix A, which will not be reduced without his written consent. He will also be reimbursed for out-of-pocket expenses incurred on the Company's behalf, upon presentation of reasonable supporting documentation. All payments will be net of applicable withholding for taxes and other required amounts ("Withholding").

               4. Disability and Death. (a) If Wulfers becomes Disabled, the Company may by thirty days written notice to him terminate his employment unless within such thirty days he becomes capable of rendering and resumes full time services of the character contemplated hereby. If he is terminated because he becomes Disabled, the Company will provide him the benefits described in Appendix B (less Withholding). "Disability" means:

                     (i) A condition that would  entitle  him  to  benefits
                  under the Company's long-term disability insurance policy in effect at the time; or

                     (ii) If the Company has no such policy, his physical or mental incapacity to satisfactorily discharge his duties for 90 consecutive days, if a duly qualified physician chosen by the Company and acceptable to him or his legal representatives so certifies in writing, and the Board determines that he has become disabled.

                  (b) If Wulfers dies while employed, the Company will provide his personal representative(s) and/or beneficiaries designated to the Company in writing with the benefits described in Appendix B (less Withholding).

               5. Termination by Company. If Wulfers is terminated by the Company for any reason other than Disability or Cause, the Company will pay him the benefits described in Appendix C (less Withholding). If his employment is terminated by the Company for Cause, the Company will pay him the benefits described in Appendix D (less Withholding). Notwithstanding the foregoing, his termination after a Change of Control (as defined in Section
          1.2 of the Company's Severance Pay Plan (the "Severance Plan")) will not entitle him to any benefits pursuant to Appendix C or D, but instead the benefits in accordance with the Severance Plan.

               "Cause" means Wulfers's (i) willful and continuing failure to perform substantially the services contemplated (other than because of his Disability) within a reasonable time after a written demand is delivered to him by a representative of the Board which specifically identifies such failure, or (ii) willful engaging in misconduct materially injurious to the Company.

               6. Termination by Wulfers. (a) If Wulfers terminates his employment for "Good Reason," the Company will pay him the benefits described in Appendix C. "Good Reason" means the
          Company's:

                     (i) assigning him any responsibilities inconsistent with his status, title or position as, or any removal or failure to reappoint him as, President and CEO, if the same continues for ten days after written notice thereof by him to the Company;

                     (ii) failure to pay when due any  amounts hereunder or
                  to perform any of its material obligations hereunder, if the same continues for ten days after written notice thereof is given by him to the Company; or

                     (iii) requiring him to be  based  anywhere  other than
                  within a 75-mile radius of the New Orleans, Louisiana area except for required travel in the Company's ordinary course of business.

          Wulfers's right to terminate his employment for a particular Good Reason shall end if the Company notifies him in writing that Good Reason exists specifying the applicable provision hereof and he fails to exercise such right within 60 days of actual receipt of such notice.

               (b)  If  Wulfers  terminates  his  employment  without  Good
          Reason, the Company will pay him the benefits described in Appendix D.

               7. Notice of Termination. Any purported notice of termina-tion shall be given in writing, and if it purports to be for Cause or for Good Reason, it must specify the termination provision relied upon and detail the circumstances claimed to provide Cause or Good Reason.

               8. Confidentiality. During his employment and for 15 years thereafter, Wulfers will not disclose to anyone other than as authorized by the Company or as required by law or as necessary for him to perform his duties, any non-public data concerning the Company in his possession, or any written list(s) of the Company's customers, suppliers or vendors, or use such information or lists for his personal benefit, and upon termination of his employment he will deliver any such information and list(s) in his possession to the Company.

               9. Non-Competition. If his employment is terminated by the Company for Cause or by him without Good Reason, Wulfers will not, for two years thereafter, directly or indirectly, be connected in any manner with any Competitive Business within the Restricted Market, in competition with the Company Business being carried on there, so long as the Company carries on a like business there, except for investments in any publicly held company of not more than one percent of the equity interest thereof. "Competitive Business" means any business or line of business that (i) in whole or in part, is the same as, substantially similar to, or competitive with, any facet of the Company Business and (ii) operates, sells, markets, competes or derives revenue in the Restricted Market. "Company Business" means the business in which the Company is currently engaged, including the retail sale and installation of (i) major home appliances, (ii) consumer electronics and (iii) home office products. "Restricted Market" means the parishes in Louisiana of Orleans, Jefferson, East Baton Rouge, St. Tammany, Caddo, Bossier, Ouachita and Calcasieu and all counties within other states, within which the Company is then engaged in Company's Business as specified in writing to Wulfers by the Company at the time of termination. This covenant shall be deemed a separate and divisible covenant in each state in which it is sought to be enforced.

               10. Injunctive Relief. If Wulfers breaches or threatens breach of Paragraph 8 or 9, the Company will be entitled to an injunction, without bond, restraining him from violating such Paragraph, in addition to any other remedy it may have.

               11. Proprietary Rights. Wulfers agrees to and hereby does assign to the Company all his rights in and to all inventions, business plans, work models or procedures, whether or not patentable, which are made or conceived solely or jointly by him at any time during his employment or with the use of Company time or materials. He will disclose to the Company all facts known to him concerning such matters and at the Company's expense do everything reasonably practicable to aid it in obtaining and enforcing proper legal protection for, and vesting in the Company title to, such matters. At any time, at the Company's request and expense, he will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

               12. Representations and Warranties. Wulfers represents and warrants that he is under no restriction or obligation inconsistent with the execution of this Agreement or the performance of his obligations hereunder, nor any physical or mental disability that would hinder the performance of his obligations hereunder.

               13. Binding Effect. This Agreement is subject to approval by, and the Company shall take all necessary steps available to have it approved as soon as practicable by, the federal bankruptcy court pursuant to Chapter 11 of the U.S. Bankruptcy Code. Upon such approval, it shall be binding upon and inure to the benefit of:

                  (a) The Company, and any successors or assigns, whether by way of a merger or consolidation, or a sale of all or substantially all of its assets, or otherwise; but, if the Company assigns this Agreement, it shall nevertheless remain liable to Wulfers in accordance with its terms; and

                  (b) Wulfers, his estate, his executors, administrators, heirs and beneficiaries, none of whom shall be permitted to assign this Agreement or any rights or obligations hereunder.

               14. Expenses for Contests. The Company will pay as incurred, to the extent permitted by law, all reasonable time-based legal fees and expenses which Wulfers may incur as a result of any contest of the validity or enforceability of, or liability under, any provision hereof, but if it is determined by a court that the position of Wulfers in any such contest is unreasonable or frivolous, he must reimburse the Company for any fees and expenses so paid by it.

               15. Notices. Any notice required hereunder shall be in writing, shall be deemed to have been received when delivered in person, or, if mailed, shall be deemed to have been received on the third business day after it is deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be addressed as follows:

          -----------------------------------------------------------------
          If   to   the  Company,         with a copy to:
          addressed to:

          Board of Directors              Barbara Treuting Casteix, Esq.
          Campo Electronics,              Barrios Kingsdorf & Casteix, L.L.P.
          Appliances and Computers, Inc.
          109 Northpark Blvd., 5th Floor  701 Poydras Street, Suite 3650
          Covington, LA 70433             New Orleans, LA 70139
          -----------------------------------------------------------------

               If to Wulfers, addressed to William E. Wulfers, 300 Linebarger, Bentonville, AR 72712.

          or such other address as to which any party may have notified the other in writing.

               16. Governing Law. This Agreement shall be governed by Louisiana law.

               17. Entire Understanding; Waiver. This Agreement, including the Appendices, all of which are herein incorporated by reference and made a part hereof, contain the entire understand-ing between Wulfers and the Company relating to his employment. No provision hereof or the Appendices may be modified, amended or waived except in a writing signed by both parties. The waiver by either party of a breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach thereof.

               18. Severability. If any provision hereof, or its application to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision shall be valid and enforced to the fullest extent permitted by law.

               19. Non-Exclusivity. No remedy specified herein is exclusive.

               20. Mitigation. Wulfers shall not be required to mitigate damages, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by him from another employer.

               21. Continuation. The terms hereof shall not be automatically continued beyond termination of this Agreement even if Wulfers's employment continues thereafter. Any continuation of this Agreement shall only be by express written agreement of Wulfers and the Company.

                                   CAMPO ELECTRONICS, APPLIANCES
                                   AND COMPUTERS, INC.


                                   By:  /s/ RON FORMAN
                                Title:  Chairman, ManagementCommittee and
                                        Member, Compensation Committee

                                   /s/ WILLIAM E. WULFERS
                                            William E. Wulfers




                                      APPENDIX A

          Salary

               Wulfers shall be paid bi-weekly a salary at an annualized rate of $300,000.

          Bonus

                 For the fiscal year ending August 31, 1997, Wulfers shall be entitled to a bonus of $20,833.

                 For the fiscal year ending August 31, 1998, Wulfers shall be entitled to a bonus of $100,000.

                 For each of the fiscal years ending August 31, 1999 and 2000, Wulfers shall be entitled to a bonus equal to $500 per basis point of pre-tax net profit margin as derived by dividing the Company's pre-tax net profit (without taking into account any extraordinary items of income or expense) by the Company's gross revenues. For example, if gross sales are $200,000,000 and pre-tax net profit is $2,000,000 then profit margin equals 100 basis points and the bonus due is $50,000.

                 Any bonus payable pursuant to this Appendix A shall be paid in cash not later than the tenth day following the date the audited financial statements for the period to which such bonus relates have been completed.

          Other Benefits

          A.   Restricted Stock Award

                 On the date hereof, Wulfers shall be given 100,000 shares of Campo restricted common stock, of which 60,000 shares shall be vested immediately upon grant, an additional 30,000 shares shall vest on the first anniversary date of the Agreement, and 10,000 shares shall vest on the second anniversary date of the Agreement. Such shares shall be granted pursuant to the Company's Stock Incentive Plan and a Restricted Stock Agreement.

          B.   Stock Options

                 Employee shall be granted stock options for Campo common stock as follows:

                 Date hereof ............. Options for 100,000 shares
                 First Anniversary Date....Options for 100,000 shares
                 Second Anniversary Date...Options for 100,000 shares

                 No option granted hereunder shall vest and become exercisable by Wulfers until August 31, 2000. All options shall have an exercise price equal to the fair market value of a share of Campo common stock as of the date immediately preceding the date the option is granted as provided in the Stock Incentive Plan. All Stock Options shall be granted pursuant to the Company's Stock Incentive Plan, as it will be amended, and a Stock Option Agreement to be entered into with Wulfers.

          C.   Vacation

                 Wulfers shall be entitled to four weeks of non-cumulative paid vacation time per year of employment.

          D.   Medical Benefits

                 Until such time as the relocation of Wulfers's family to the New Orleans area is complete, he shall have the option of either (i) continuing to be insured under the health insurance policy of his spouse, in which case he shall be reimbursed in an amount up to $376.40 per month in connection with his payment of any health insurance premiums owed to the health insurer by his spouse or (ii) electing to be covered, at the Company's sole expense, under the health insurance program made generally available by the Company to its executive officers. Following relocation, only the second option of the foregoing sentence shall be available to Wulfers.

          E.   Moving Expenses

                 Wulfers shall be reimbursed for actual and reasonable moving expenses, incurred in connection with the relocation of his family to the New Orleans area, appropriately invoiced to the Company.

          F.   Automobile

                 Wulfers shall be paid $500 per month for an allowance for car expenses. Additionally, Wulfers shall be reimbursed for automobile mileage incurred for Company business travel at the mileage rate customarily paid by the Company to employees for such travel, not to exceed the IRS authorized rate.

          G.   Life Insurance

                 On or before August 31, 1997, the Company shall have obtained (and thereafter maintain), at its expense, a double indemnity term life insurance policy in the amount of $500,000 insuring the life of Wulfers and naming his spouse as the beneficiary thereof.

          H.   Housing Allowance

                 Wulfers shall be given a housing allowance of $2,000 per month, which allowance shall continue until the earlier of
                 (i) the date his family relocates to the New Orleans area or (ii) December 31, 1998.

          I.   Travel Expenses

                 Until such time as Wulfers's family relocates to the New Orleans area, he shall be reimbursed for his travel expenses between New Orleans and his current home, up to a maximum of $15,000 in the aggregate.

          J.   Other Benefits

                 Wulfers shall be designated as a participant in the Company's Severance Pay Plan and Summary Plan Description (the "Severance Plan") and shall be eligible to participate in any other benefit program provided by the Company from time to time to its executive officers generally.



                                      APPENDIX B

                             DEATH OR DISABILITY BENEFIT


               Payment within not less than 30 days from the date of termination of (a) his salary and benefits through the date of termination to the extent not already paid, and (b) an amount equal to the salary he would have received had his employment terminated six months after its actual termination.




                                      APPENDIX C

                                      SEVERANCE


               Payable within 30 days after termination of employment: (a) his salary and benefits through the date of termination to the extent not already paid, and (b) an amount equal to the salary he would have received had his employment terminated six months after its actual termination




                                      APPENDIX D

                                     TERMINATION


               Payment within not less than 30 days from the date of termination of his salary through the date of termination, to the extent not previously paid.